SUN COUNTRY AIRLINES HOLDINGS, INC.
2005 CARGO ROAD
MINNEAPOLIS, MN 55450

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SNCY2026SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V92896-Z92679

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SUN COUNTRY AIRLINES HOLDINGS, INC.

The Board of Directors of Sun Country Airlines Holdings, Inc. ("Sun Country") recommends you vote FOR the following proposals (as listed in the proxy statement):

	For	Against	Abstain
1. To approve the adoption of the Agreement and Plan of Merger, dated as of January 11, 2026, by and among Allegiant Travel Company, Mirage Merger Sub, Inc., Sawdust Merger Sub, LLC and Sun Country Airlines Holdings, Inc. (the "merger agreement" and such proposal, the "merger agreement proposal").	☐	☐	☐
2. To approve, on a non-binding advisory basis, the compensation that may be paid or become payable to the named executive officers of Sun Country in connection with the transactions contemplated by the merger agreement.	☐	☐	☐
3. To give the Sun Country board of directors authority to adjourn the Sun Country special meeting from time to time, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Sun Country special meeting to approve the merger agreement proposal.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

V92897-Z92679

SUN COUNTRY AIRLINES HOLDINGS, INC.
Special Meeting of Stockholders
May 8, 2026 9:00 a.m. CDT

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Erin Rose Neale as a proxy, with the power to appoint her substitute, and hereby authorize(s) her to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of Sun Country Airlines Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:00 a.m. CDT, on May 8, 2026, at the www.virtualshareholdermeeting.com/SNCY2026SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations for each of the proposals included herein. If any other matters properly come before the meeting, and any adjournment or postponement thereof, the persons named in the proxy will vote in their discretion on such matters.

Continued, and must be signed and dated on the other side